United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2013

CHINA GREEN AGRICULTURE, INC.

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(Exact name of Registrant as specified in charter)

Nevada	001-34260	36-3526027
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

300 Walnut Street Suite 245

____________Des Moines, IA 50309__________

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (515) 897-2421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 22, 2013 (December 23, 2013 Beijing Time), China Green Agriculture, Inc. (the “Company”) held its 2013 annual shareholders meeting (the “Meeting”). At the Meeting, the following proposals were submitted to a vote of the stockholders of the Company: (i) the election of five persons to the Board of Directors of the Company (“Proposal No. 1”); and (ii) the approval of an amendment to the Company’s 2009 Equity Incentive Plan (the “Plan”) to increase the number of shares of common stock reserved under the Plan (“Proposal No. 2”). Holders of 16,651,919 shares of common stock were present by proxy at the Meeting, or 52.3% of 31,820,176 shares, the total outstanding shares, representing a quorum of more than one-third of the shares outstanding and entitled to vote at the Meeting as of the record date.

Pursuant to Proposal No. 1, Messrs. Tao Li, Yu Hao, Yizhao Zhang, Lianfu Liu and Ms. Yiru Shi were elected to serve as directors until the next annual shareholders meeting or until their successors are duly elected or appointed. The results of Proposal No. 1 were as follows:

Director Nominee	For	Withhold	Broker Non-Votes
Tao Li	15,151,919	1,500	n/a
Yu Hao	15,151,919	1,500	n/a
Yizhao Zhang	15,151,919	1,500	n/a
Lianfu Liu	15,151,919	1,500	n/a
Yiru Shi	15,151,919	1,500	n/a

Pursuant to Proposal No. 2, the stockholders approved the amendment to the Plan to increase the number of shares of common stock reserved under the Plan from 5.26 million shares to 8.26 million shares. The results of Proposal No. 2 were as follows:

For	Against	Abstain	Broker Non-Votes
15,151,819	100	1,500	n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2013

CHINA GREEN AGRICULTURE, INC.

By:	/s/ Tao Li
Tao Li,
President and Chief Executive Officer